AMENDMENT NO. 2
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



THIS AMENDMENT NO. 2 (the "Amendment") dated as of August 2, 2000


BY AND AMONG

(1)       PLM  EQUIPMENT  GROWTH  FUND  V,  a  California  limited   partnership
          (hereinafter called "EGF V");

(2) TRADER VESSEL LIMITED PARTNERSHIP, a California limited partnership (hereinafter called "Trader");

(3)       TRADER  VESSEL  INC.,  a California  corporation  (hereinafter  called
          "TVI");

(4)       CALIFORNIA   VESSEL   LIMITED   PARTNERSHIP,   a  California   limited
          partnership (hereinafter called "California");

(5)       CALIFORNIA  VESSEL INC.,  a Wyoming  corporation  (hereinafter  called
          "CVI");

(6) COLUMBUS VESSEL LIMITED PARTNERSHIP, a California limited partnership (hereinafter called "Columbus");

(7)       COLUMBUS  VESSEL  INC.,  a  Wyoming  corporation  (hereinafter  called
          "COVI");

(8) REDCAR INVESTMENTS LIMITED, a Hong Kong company (hereinafter called "Redcar", and together with EGF V, Trader, TVI, California, CVI, Columbus and COVI, as joint and several borrowers, hereinafter called the "Companies");

(9)       The  LENDERS  party  to  the  Loan   Agreement   (as  defined   below)
          (hereinafter called the "Lenders"); and

(10) CHRISTIANIA BANK OG KREDITKASSE, New York Branch ("CBK"), as agent and security trustee (hereinafter called "Agent" or "Security Trustee").


                              W I T N E S S E T H:

          WHEREAS, the Companies, the Lenders, the Agent and the Security Trustee are parties to that certain Amended and Restated Loan Agreement dated as of September 26, 1996, as amended by an Amendment No. 1 dated as of December 29, 1997 (the "Loan Agreement") pursuant to which the Lenders made available to the Companies a loan facility of Thirty Eight Million Dollars ($38,000,000);

          WHEREAS, the Companies, the Lenders, the Agent and the Security Trustee have agreed to amend the Loan Agreement on the terms and conditions set forth herein so as to postpone the Repayment Date that would otherwise occur on August 12, 2000 until September 30, 2000 and similarly to postpone each Repayment Date occurring thereafter but without extending the final maturity of the Loan beyond December 12, 2001.

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows (with terms used herein and not otherwise defined having the meaning ascribed thereto in the Loan Agreement):


                                    ARTICLE I

                          AMENDMENTS TO LOAN AGREEMENT

          Section 1.1. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Notwithstanding Clause 4.01 of the Loan Agreement, the Companies hereby agree to jointly and severally repay the remaining outstanding principal amount of the Loan in six consecutive installments commencing on September 30, 2000 on the following dates and in the following amounts; provided, however, that in no event shall the Loan be repaid later than December 12, 2001:

                           Date                               Amount

                  September 30, 2000                          $1,885,722.84
                  December 31, 2000                           $1,885,722.84
                  March 31, 2001                              $1,885,722.84
                  June 30, 2001                               $1,885,722.84
                  September 30, 2001                          $1,885,722.84
                  December 12, 2001                           $1,885,722.84


(b) Notwithstanding the provisions of Clause 3 of the Loan Agreement, it is understood and agreed that due to the changes being made pursuant to this Amendment to Clause 4.01 of the Loan Agreement and the amortization schedule set forth therein:


          (i) the Interest Period commencing on August 12, 2000 shall be deemed to end on September 30, 2000.

          (ii) the Companies shall jointly and severally pay accrued interest on the outstanding amount of the Loan on August 12, 2000, September 30, 2000 and December 12, 2001 whether or not any such day is the last day of an Interest Period or a Repayment Date;

          (iii) each payment made pursuant to Clause (ii) above shall be made together with any amounts due pursuant to Clause 14 of the Loan Agreement; and


          Section 1.2. Agreement Acknowledged and Confirmed. Except as expressly amended hereby, the Loan Agreement, the Note and the Security Documents are hereby ratified and confirmed.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representations and Warranties. The Companies jointly and severally represent and warrant to the Lenders as follows:

               (a) Due Authorization. Each of the Companies has the power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform this Amendment and the Loan Agreement as amended by this Amendment in accordance with their respective terms. This Amendment has been duly executed and delivered by all necessary action of each of the Companies and this Amendment and the Loan Agreement as amended by this Amendment are the legal, valid and binding obligations of each Company enforceable in accordance with their respective terms under all Applicable Law, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

               (b) Compliance with Law, etc. The execution and delivery of this Amendment and the performance of this Amendment and the Loan Agreement as amended by this Amendment in accordance with their respective terms do not and will not (i) violate any provision of any applicable laws, orders, rules or regulations presently in effect or (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Company, or any indenture, agreement or instrument to which any Company is a party or by which it or its properties may be bound.

               (c) Governmental Regulation. None of the Companies is required to obtain any governmental authorizations, consents, orders or approvals in connection with the execution and delivery of this Amendment or the performance of the transactions contemplated by each of this Amendment and the Loan Agreement as amended by this Amendment.

               (d) Validity. There are no proceedings or investigations pending or, to the best knowledge of the Companies, threatened against any Company before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Loan Agreement as amended by this Amendment, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Loan Agreement as amended by this Amendment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Companies, would materially and adversely affect the performance by any Company of its obligations under this Amendment and the Loan Agreement as amended by this Amendment and (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Loan Agreement as so amended.

               (e) Representations; No Defaults. The representations and warranties contained in Article 6 of the Loan Agreement are true and correct on and as of the date hereof as if made on and as of such date, and no Default or Event of Default has occurred and is continuing.


                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.1. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 3.2. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          Section 3.3. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date and year first above written.

                                     PLM EQUIPMENT GROWTH FUND V
                                     by its General Partner, PLM
                                     Financial Services, Inc.



                                     By: /s/Susan Santo
                                         Its:  Vice President

                                     TRADER VESSEL LIMITED
                                     PARTNERSHIP
                                     by its General Partner, Trader
                                     Vessel Inc.



                                     By: /s/Susan Santo
                                         Its:  Vice President

                                     TRADER VESSEL INC.



                                     By: /s/Susan Santo
                                         Its:  Vice President


                                     CALIFORNIA VESSEL LIMITED
                                     PARTNERSHIP
                                     by its General Partner,
                                     California Vessel Inc.


                                     By: /s/Susan Santo
                                         Its:  Vice President

                                     CALIFORNIA VESSEL INC.


                                     By: /s/Susan Santo
                                         Its:  Vice President



                                     COLUMBUS VESSEL LIMITED
                                     PARTNERSHIP
                                     by its General Partner,
                                     Columbus Vesse


                                     By: /s/Susan Santo
                                         Its:  Vice President



                                     COLUMBUS VESSEL INC.



                                     By: /s/Susan Santo
                                         Its:  Vice President


                                     REDCAR INVESTMENTS LIMITED



                                     By: /s/Susan Santo
                                         Its: Vice President




                                     CHRISTIANIA BANK OG KREDITKASSE,
                                     as Lender



                                     By: /s/Martin Lunder
                                         Its:  Senior Vice President


                                     By: /s/Hans Chr. Kjelsrud
                                         Its:  Senior Vice President




                                     ING LEASE STRUCTURED FINANCE B.V.,
                                     as Lender


                                     By: /s/Caroline Magee
                                         Its:  Vice President



                                     CHRISTIANIA BANK OG KREDITKASSE,
                                         NEW YORK BRANCH as Agent and
                                       Security Trustee





                                     By: /s/Martin Lunder
                                         Its:  Senior Vice President



                                     By: /s/Hans Chr. Kjelsrud
                                         Its:  Senior Vice President